Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES RECORD NET INCOME OF $61.7 MILLION AND ORGANIC LOAN GROWTH OF 5.3% IN 2013; DECLARES CASH DIVIDEND

NORWICH, NY (January 27, 2014) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported net income for the year ended December 31, 2013 of $61.7 million, up from $54.6 million from the prior year.  2013 results included the impact of the acquisition of Alliance Financial Corporation (“Alliance”) in March 2013, including approximately $12.4 million in merger related expenses.  Reported earnings per diluted share for the year ended December 31, 2013 was $1.46 as compared to $1.62 for 2012.

Core net income (excluding merger related expenses, net securities gains, and other items not considered core) for the year ended December 31, 2013 was $69.9 million, up 27.5% from $54.8 million for 2012.  Core diluted earnings per share for the year ended December 31, 2013 was $1.65, up from $1.63 for the prior year.

Reported net income for the three months ended December 31, 2013 was $17.9 million, up from $13.1 million for the same period last year.  2013 results included the impact of the aforementioned acquisition of Alliance.  Reported diluted earnings per share for the three months ended December 31, 2013 was $0.41, as compared to $0.39 for the same period in 2012.

Core net income (excluding merger related expenses, net securities gains, and other items not considered core) for the three months ended December 31, 2013 was $18.4 million, up 35.2% from $13.6 million for the same period in 2012, due primarily to the impact of the Alliance acquisition.  Core diluted earnings per share for the three months ended December 31, 2013 was $0.42, as compared to $0.40 for the same period last year.

2013 Highlights:

•	Significant strategic expansion during 2013:
o	Acquired Alliance Financial Corporation, a $1.4 billion financial holding company headquartered in Syracuse, N.Y. on March 8, 2013

•	2013 organic loan growth of 5.3%
o	Consumer loan growth of 4.8%
o	Commercial loan growth of 5.5%

•	Net charge-offs to average loans was 0.44% for 2013, down from 0.55% for 2012

“We are extremely proud of the results generated by our team in 2013. We achieved record core earnings and realized strong organic loan growth while maintaining stable asset quality. Strategic initiatives—including the successful acquisition and integration of Alliance, investments in training and technology, and expense control—all contributed to our strong financial results and have our company well-positioned for 2014 and beyond. Ultimately, the engine that drives our success is the talented group of financial professionals we cultivate. While the regulatory and economic environment continues to present challenges, we remain confident in our team and their ability to continue to enhance the long-term value of our company for our shareholders.”

Net interest income was $238.1 million for the year ended December 31, 2013, up 16.6% from 2012.  This increase from the prior year was due primarily to the 22.7% increase in average earning assets for the year ended December 31, 2013 over the prior year.  The acquisition of Alliance in March 2013 as well as the sustained organic loan growth in 2013 contributed to the growth in average earning assets.

NBT’s fully tax equivalent (“FTE”) net interest margin was 3.66% for the year ended December 31, 2013, down from 3.86% for 2012.  Rate compression on earning assets continued to negatively impact net interest margin in 2013 as evidenced by decreasing loan yields from 5.17% for the year ended December 31, 2012 to 4.69% for 2013.  In addition, yields on available for sale securities declined 42 bps for the year ended December 31, 2013 as compared to 2012.  The rate compression on earning assets was partially offset by the 24 bp decrease in the rates paid on interest bearing liabilities, driven by a more favorable deposit mix and a decrease in deposit rates, in 2013 as compared to the same period in 2012.  Further contributing to net interest margin compression during 2013 was the incorporation of Alliance’s interest earning assets and interest bearing liabilities into NBT.

Net interest income was $62.1 million for the fourth quarter of 2013, down marginally from the prior quarter, and up $9.6 million from the fourth quarter of 2012 primarily due to the acquisition of Alliance.  Average interest earning assets were up $54.4 million, or 0.8%, for the fourth quarter of 2013 as compared to the prior quarter, driven primarily by organic loan production during the fourth quarter.  This increase was offset by a decrease in the yields on interest earning assets from 4.08% for the third quarter of 2013 to 4.02% for the fourth quarter, driven primarily by the 9 bp decrease in loan yields.  Average interest bearing liabilities increased slightly from the third quarter of 2013 to the fourth quarter.  Rates paid on interest bearing liabilities decreased 2 bps during the same period resulting in a 3.0% decrease in interest expense from the third quarter of 2013 to the fourth quarter.

NBT’s FTE net interest margin was 3.61% for the three months ended December 31, 2013, down from 3.65% from the prior quarter, and down from 3.83% for the fourth quarter of 2012.  Rate compression on earning assets continued to negatively impact net interest margin in the fourth quarter of 2013 as evidenced by decreasing loan yields from 4.63% for the third quarter of 2013 to 4.54% for the fourth quarter of 2013.  The rate compression on earning assets was partially offset by the 2 bp decrease in the rates paid on interest bearing liabilities in the fourth quarter of 2013 versus the prior quarter.  This decrease was primarily driven by the 2 bp decrease in rates paid on deposits.

Noninterest income for the year ended December 31, 2013 was $103.2 million, up 18.2% from 2012, with the primary drivers being increases in trust revenue and ATM and debit card fees driven primarily by the acquisition of Alliance.  In addition, NBT experienced a 9.2% increase in insurance and financial services revenue for the year ended December 31, 2013 as compared to 2012, due primarily to a $1.0 million, or 6.0%, increase in insurance revenue as well as a $1.0 million, or 19.5%, increase in financial services revenue.  Retirement plan administration fees were also up $1.4 million, or 13.9% for the year ended December 31, 2013 as compared to 2012 due to growth in new business during 2013.

Noninterest income for the three months ended December 31, 2013 was $25.3 million, down 6.8% from the prior quarter, and up 15.2% from the fourth quarter of 2012 which was due primarily to the acquisition of Alliance.  The decrease from the prior quarter was driven primarily by other noninterest income, which decreased $1.3 million from the prior quarter.  Decreases in loan fees collected and swap fees recognized during the fourth quarter were the main drivers.  In addition, NBT recorded $0.3 million in securities gains during the third quarter, as compared to nominal securities gains recorded for the fourth quarter of 2013.

Noninterest expense for the year ended December 31, 2013 was $228.9 million, up $35.0 million or 18.1%, from 2012.  Excluding merger expenses totaling $12.4 million and $2.6 million for the years ended December 31, 2013 and 2012, respectively, noninterest expense was up $25.3 million, or 13.2%, for 2013 as compared to 2012.  Several noninterest expense categories were affected by the acquisition of Alliance in March 2013 and the full year impact of the June 2012 acquisition of Hampshire First Bank, with salaries and employee benefits and occupancy expenses being the primary drivers of the increase.  Income tax expense for the year ended December 31, 2013 was $28.2 million, up from $22.8 million from 2012 due primarily to the increase in pre-tax income for 2013 and an increase in the effective tax rate to 31.3% for the year ended December 31, 2013 as compared with 29.5% for 2012.

Noninterest expense for the three months ended December 31, 2013 was $55.5 million, down 1.4% from the prior quarter, and up 14.2% from the fourth quarter of 2012 primarily due to the acquisition of Alliance.  Excluding merger expenses totaling $0.1 million and $0.3 million during the fourth quarter and third quarter of 2013, respectively, noninterest expense was down $0.6 million, or 1.0%, for the fourth quarter of 2013 as compared to the prior quarter.  Income tax expense for the three month period ended December 31, 2013 was $8.8 million, up slightly from $8.6 million from the prior quarter, and up from $5.8 million for the fourth quarter of 2012.  The increase from the fourth quarter of 2012 is due primarily to the increase in pre-tax income during the fourth quarter of 2013 over the fourth quarter of 2012.  The effective tax rate was 32.9% for the fourth quarter and 31.0% for the third quarter of 2013.

Asset Quality

Net charge-offs were $22.3 million for the year ended December 31, 2013, equivalent to the year ended December 31, 2012.  Net charge-offs to average loans for the year ended December 31, 2013 was 0.44%, compared to 0.55% for last year.  NBT recorded a provision for loan losses of $22.4 million for the year ended December 31, 2013, compared with $20.3 million for 2012.  This increase was due primarily to strong organic loan growth during 2013.

Net charge-offs were $5.9 million for the three months ended December 31, 2013, down from $6.2 million for the prior quarter, and down from $8.3 million from the three months ended December 31, 2012.  NBT recorded a provision for loan losses of $5.2 million for the three months ended December 31, 2013, equivalent to the prior quarter, and $6.9 million for the fourth quarter of 2012.

Nonperforming loans to total loans was 0.99% at December 31, 2013, up 16 bps from the prior quarter, and up from 0.98% at December 31, 2012.  The increase from the prior quarter was due to an increase in commercial nonaccrual loans, driven primarily by one commercial relationship.  Past due loans as a percentage of total loans were 0.77% for the fourth quarter as compared to 0.70% for the third quarter of 2013, and 0.71% as of December 31, 2012.

The allowance for loan losses totaled $69.4 million at December 31, 2013, compared to $70.2 million at September 30, 2013 and $69.3 million at December 31, 2012.  The allowance for loan losses as a percentage of loans was 1.28% (1.55% excluding acquired loans with no related allowance recorded) at December 31, 2013, compared to 1.31% (1.60% excluding acquired loans with no related allowance recorded) at September 30, 2013 and 1.62% (1.72% excluding acquired loans with no related allowance recorded) at December 31, 2012.

Balance Sheet

Total assets were $7.7 billion at December 31, 2013, up $1.6 billion (approximately $1.4 billion from Alliance acquisition) or 26.6% from December 31, 2012.  Loans were $5.4 billion at December 31, 2013, up $1.1 billion from December 31, 2012, primarily due to approximately $904 million from the Alliance acquisition coupled with strong organic loan growth during 2013.  Total deposits were $5.9 billion at December 31, 2013, up $1.1 billion from December 31, 2012, primarily due to the Alliance acquisition.  Stockholders’ equity was $816.6 million, representing a total equity-to-total assets ratio of 10.67% at December 31, 2013, compared with $582.3 million or a total equity-to-total assets ratio of 9.64% at December 31, 2012.

Stock Repurchase Program

Under a previously disclosed stock repurchase plan which expired on December 31, 2013, NBT purchased 584,925 shares of its common stock during the twelve month period ended December 31, 2013, for a total of $12.5 million at an average price of $21.30 per share.  At December 31, 2013, there were 1,000,000 shares available for repurchase under a previously announced plan, which expires on December 31, 2014.

Dividend

The NBT Board of Directors declared a 2014 first-quarter cash dividend of $0.21 per share at a meeting held today.  The dividend will be paid on March 14, 2014 to shareholders of record as of March 1, 2014.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $7.7 billion at December 31, 2013.  The company primarily operates through NBT Bank, N.A., a full-service community bank with two geographic divisions, and through two financial services companies.  NBT Bank, N.A. has 157 locations, including 125 NBT Bank offices in upstate New York, northwestern Vermont, western Massachusetts, and southern New Hampshire.  NBT’s Pennstar Bank division operates from 32 Pennstar Bank offices in northeastern Pennsylvania. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. Mang Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation.  Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures adjust GAAP measures to exclude the effects of sales of securities and certain non-recurring and merger-related expenses.  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provided useful information that is important to an understanding of the operating results of NBT’s core business (due to the non-recurring nature of the excluded items).  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2013				2012
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Reconciliation of Non-GAAP Financial Measures:
Reported net income (GAAP)	$17,925	$19,257	$16,916	$7,649	$13,116
Adj: (Gain) / Loss on sale of securities, net (net of tax)	(9)	(228)	42	(795)	(15)
Adj: Other adjustments (net of tax) (1)	402	110	-	-	-
Plus: Merger related expenses (net of tax)	59	224	882	7,423	496
Total Adjustments	452	106	924	6,628	481
Core net income	$18,377	$19,363	$17,840	$14,277	$13,597

Profitability:
Core Diluted Earnings Per Share	$0.42	$0.44	$0.40	$0.39	$0.40
Diluted Earnings Per Share	$0.41	$0.44	$0.38	$0.21	$0.39
Weighted Average Diluted
Common Shares Outstanding	44,121,102	44,135,114	44,316,531	36,794,356	33,987,465
Core Return on Average Assets (2)	0.96%	1.02%	0.95%	0.90%	0.89%
Return on Average Assets (2)	0.94%	1.01%	0.90%	0.48%	0.86%
Core Return on Average Equity (2)	9.04%	9.67%	8.88%	9.01%	9.34%
Return on Average Equity (2)	8.81%	9.62%	8.42%	4.83%	9.01%
Core Return on Average Tangible Common Equity (2)(4)	14.77%	15.95%	14.57%	13.58%	13.71%
Return on Average Tangible Common Equity (2)(4)	14.42%	15.86%	13.85%	7.49%	13.25%
Net Interest Margin (2)(3)	3.61%	3.65%	3.69%	3.68%	3.83%

Twelve Months Ended December 31,

Reconciliation of Non-GAAP Financial Measures:	2013	2012
Reported net income (GAAP)	$61,747	$54,558
Adj: (Gain) / Loss on sale of securities, net (net of tax)	(990)	(421)
Adj: Other adjustments (net of tax) (6)	512	(382)
Plus: Merger related expenses (net of tax)	8,588	1,836
Reversal of uncertain tax position	-	(790)
Total Adjustments	8,110	243
Core net income	$69,857	$54,801

Profitability:
Core Diluted Earnings Per Share	$1.65	$1.63
Diluted Earnings Per Share	$1.46	$1.62
Weighted Average Diluted
Common Shares Outstanding	42,350,580	33,718,718
Core Return on Average Assets	0.96%	0.93%
Return on Average Assets	0.85%	0.93%
Core Return on Average Equity	9.16%	9.77%
Return on Average Equity	8.09%	9.72%
Core Return on Average Tangible Common Equity (5)	14.76%	14.20%
Return on Average Tangible Common Equity (5)	13.11%	14.14%
Net Interest Margin (3)	3.66%	3.86%

(1)	Primarily reorganization expenses for 2013 and a write-down of an other asset for 2012
(2)	Annualized
(3)	Calculated on a Fully Tax Equivalent (“FTE”)
(4)	Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2013				2012
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Average stockholders' equity	$806,791	$794,273	$806,200	$642,693	$579,211
Less: average goodwill and other intangibles	291,659	292,271	292,775	200,779	169,612
Average tangible common equity	$515,132	$502,002	$513,425	$441,914	$409,599

(5)	Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	12 Months ended December 31,
	2013	2012
Average stockholders' equity	$763,026	$555,182
Less: average goodwill and other intangibles	269,683	158,035
Average tangible common equity	$493,343	$397,147

(6)	Reorganization expenses for 2013; prepayment penalty income and flood insurance recoveries, partially offset by an other asset write-down for 2012

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2013				2012
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Balance Sheet Data:
Securities Available for Sale	$1,364,881	$1,385,734	$1,390,403	$1,465,791	$1,147,999
Securities Held to Maturity	117,283	118,259	122,302	62,474	60,563
Net Loans	5,337,361	5,297,047	5,219,526	5,126,299	4,208,282
Total Assets	7,652,175	7,668,903	7,534,518	7,610,831	6,042,259
Total Deposits	5,890,224	6,003,138	5,878,176	6,015,963	4,784,349
Total Borrowings	866,061	783,439	795,918	715,728	605,855
Total Liabilities	6,835,606	6,873,344	6,742,943	6,807,536	5,459,986
Stockholders' Equity	816,569	795,559	791,575	803,295	582,273

Asset Quality:
Nonaccrual Loans	$49,965	$41,418	$40,525	$41,726	$39,676
90 Days Past Due and Still Accruing	3,737	3,286	2,004	1,651	2,448
Total Nonperforming Loans	53,702	44,704	42,529	43,377	42,124
Other Real Estate Owned	2,904	3,626	3,757	2,864	2,276
Total Nonperforming Assets	56,606	48,330	46,286	46,241	44,400
Allowance for Loan Losses	69,434	70,184	71,184	68,734	69,334
Allowance for Loan Losses to Total Originated Loans (1)	1.55%	1.60%	1.68%	1.69%	1.72%
Allowance for Loan Losses to Total Loans	1.28%	1.31%	1.35%	1.32%	1.62%
Total Nonperforming Loans to Total Loans	0.99%	0.83%	0.80%	0.83%	0.98%
Total Nonperforming Assets to Total Assets	0.74%	0.63%	0.61%	0.61%	0.73%
Past Due Loans to Total Loans	0.77%	0.70%	0.71%	0.81%	0.71%
Allowance for Loan Losses to Total Nonperforming Loans	129.29%	157.00%	167.38%	158.46%	164.60%
Net Charge-Offs to Average Loans (4)	0.44%	0.46%	0.30%	0.56%	0.78%

Capital:
Equity to Assets	10.67%	10.37%	10.51%	10.55%	9.64%
Book Value Per Share	$18.77	$18.38	$18.18	$18.36	$17.24
Tangible Book Value Per Share (2)	$12.09	$11.64	$11.46	$11.67	$12.23
Tier 1 Leverage Ratio (3)	8.93%	8.79%	8.72%	10.25%	8.54%
Tier 1 Capital Ratio	11.74%	11.46%	11.20%	11.33%	11.00%
Total Risk-Based Capital Ratio	12.99%	12.71%	12.45%	12.58%	12.25%
Common Stock Price (End of Period)	$25.90	$22.98	$21.17	$22.15	$20.27

(1)	Excludes acquired loans with no related allowance recorded
(2)	Stockholders' equity less goodwill and intangible assets divided by common shares outstanding
(3)	The Tier 1 Leverage Ratio for the first quarter of 2013 was impacted by timing of the acquisition of Alliance on March 8, 2013
(4)	Annualized

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited, dollars in thousands)

	December 31,	December 31,
ASSETS	2013	2012
Cash and due from banks	$157,625	$157,094
Short term interest bearing accounts	1,301	6,574
Securities available for sale, at fair value	1,364,881	1,147,999
Securities held to maturity (fair value of $113,276 and $61,535 at December 31, 2013 and 2012, respectively)	117,283	60,563
Trading securities	5,779	3,918
Federal Reserve and Federal Home Loan Bank stock	46,864	29,920
Loans	5,406,795	4,277,616
Less allowance for loan losses	69,434	69,334
Net loans	5,337,361	4,208,282
Premises and equipment, net	88,327	77,875
Goodwill	264,997	152,373
Intangible assets, net	25,557	16,962
Bank owned life insurance	114,966	80,702
Other assets	127,234	99,997
TOTAL ASSETS	$7,652,175	$6,042,259

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$1,645,641	$1,242,712
Savings, NOW, and money market	3,223,441	2,558,376
Time	1,021,142	983,261
Total deposits	5,890,224	4,784,349
Short-term borrowings	456,042	162,941
Long-term debt	308,823	367,492
Junior subordinated debt	101,196	75,422
Other liabilities	79,321	69,782
Total liabilities	6,835,606	5,459,986

Total stockholders' equity	816,569	582,273

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,652,175	$6,042,259

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Interest, fee and dividend income:
Loans	$61,173	$53,924	$238,672	$208,458
Securities available for sale	6,707	5,981	25,510	27,005
Securities held to maturity	783	549	2,660	2,378
Other	518	403	1,881	1,556
Total interest, fee and dividend income	69,181	60,857	268,723	239,397
Interest expense:
Deposits	3,845	4,327	16,290	18,848
Short-term borrowings	174	39	515	188
Long-term debt	2,559	3,627	11,755	14,428
Trust preferred debt	545	411	2,084	1,730
Total interest expense	7,123	8,404	30,644	35,194
Net interest income	62,058	52,453	238,079	204,203
Provision for loan losses	5,166	6,940	22,424	20,269
Net interest income after provision for loan losses	56,892	45,513	215,655	183,934
Noninterest income:
Insurance and other financial services revenue	5,761	5,363	24,447	22,387
Service charges on deposit accounts	4,996	4,687	19,307	18,225
ATM and debit card fees	3,996	2,955	15,558	12,358
Retirement plan administration fees	2,796	2,635	11,497	10,097
Trust	4,725	2,489	16,682	9,172
Bank owned life insurance income	1,145	849	3,793	3,077
Net securities gains	13	21	1,426	599
Other	1,870	2,963	10,505	11,412
Total noninterest income	25,302	21,962	103,215	87,327
Noninterest expense:
Salaries and employee benefits	28,106	26,457	113,580	104,815
Occupancy	5,262	4,265	20,720	17,415
Data processing and communications	3,985	3,396	15,353	13,437
Professional fees and outside services	3,969	2,615	13,309	10,463
Equipment	3,013	2,403	11,493	9,627
Office supplies and postage	1,677	1,647	6,563	6,489
FDIC expenses	1,272	1,020	4,960	3,832
Advertising	759	581	3,204	2,889
Amortization of intangible assets	1,324	864	4,872	3,394
Loan collection and other real estate owned	594	509	2,619	2,560
Merger related	88	713	12,364	2,608
Other operating	5,437	4,122	19,890	16,358
Total noninterest expense	55,486	48,592	228,927	193,887
Income before income taxes	26,708	18,883	89,943	77,374
Income taxes	8,783	5,767	28,196	22,816
Net income	$17,925	$13,116	$61,747	$54,558
Earnings Per Share:
Basic	$0.41	$0.39	$1.47	$1.63
Diluted	$0.41	$0.39	$1.46	$1.62

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	2013				2012
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Interest, fee and dividend income:
Loans	$61,173	$61,773	$62,031	$53,695	$53,924
Securities available for sale	6,707	6,520	6,537	5,746	5,981
Securities held to maturity	783	804	548	525	549
Other	518	472	488	403	403
Total interest, fee and dividend income	69,181	69,569	69,604	60,369	60,857
Interest expense:
Deposits	3,845	3,999	4,296	4,150	4,327
Short-term borrowings	174	232	67	42	39
Long-term debt	2,559	2,561	3,026	3,609	3,627
Junior subordinated debt	545	551	560	428	411
Total interest expense	7,123	7,343	7,949	8,229	8,404
Net interest income	62,058	62,226	61,655	52,140	52,453
Provision for loan losses	5,166	5,198	6,402	5,658	6,940
Net interest income after provision for loan losses	56,892	57,028	55,253	46,482	45,513
Noninterest income:
Insurance and other financial services revenue	5,761	6,038	5,755	6,893	5,363
Service charges on deposit accounts	4,996	5,055	4,933	4,323	4,687
ATM and debit card fees	3,996	4,276	4,044	3,242	2,955
Retirement plan administration fees	2,796	3,062	2,957	2,682	2,635
Trust	4,725	4,345	4,699	2,913	2,489
Bank owned life insurance income	1,145	913	886	849	849
Net securities gains (losses)	13	329	(61)	1,145	21
Other	1,870	3,129	2,324	3,182	2,963
Total noninterest income	25,302	27,147	25,537	25,229	21,962
Noninterest expense:
Salaries and employee benefits	28,106	29,267	29,160	27,047	26,457
Occupancy	5,262	5,262	5,219	4,977	4,265
Data processing and communications	3,985	4,059	3,854	3,455	3,396
Professional fees and outside services	3,969	3,202	3,237	2,901	2,615
Equipment	3,013	2,988	2,910	2,582	2,403
Office supplies and postage	1,677	1,640	1,656	1,590	1,647
FDIC expenses	1,272	1,285	1,273	1,130	1,020
Advertising	759	722	1,000	723	581
Amortization of intangible assets	1,324	1,346	1,351	851	864
Loan collection and other real estate owned	594	886	421	718	509
Merger	88	326	1,269	10,681	713
Other operating	5,437	5,303	5,100	4,050	4,122
Total noninterest expense	55,486	56,286	56,450	60,705	48,592
Income before income taxes	26,708	27,889	24,340	11,006	18,883
Income taxes	8,783	8,632	7,424	3,357	5,767
Net income	$17,925	$19,257	$16,916	$7,649	$13,116
Earnings per share:
Basic	$0.41	$0.44	$0.39	$0.21	$0.39
Diluted	$0.41	$0.44	$0.38	$0.21	$0.39

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
AVERAGE QUARTERLY BALANCE SHEETS
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q4 - 2013		Q3 - 2013		Q2 - 2013		Q1 - 2013		Q4 - 2012
ASSETS:
Short-term interest bearing accounts	$4,798	0.81%	$1,955	1.73%	$41,313	0.57%	$75,110	0.21%	$72,660	0.26%
Securities available for sale (1)(2)	1,383,273	2.05%	1,387,714	2.00%	1,428,864	1.97%	1,197,238	2.09%	1,123,110	2.27%
Securities held to maturity (1)	117,574	3.47%	118,781	3.54%	62,463	5.23%	52,905	6.06%	60,651	5.42%
Investment in FRB and FHLB Banks	41,115	4.92%	43,895	4.20%	35,497	4.85%	31,312	4.75%	29,801	4.75%
Loans (3)	5,369,474	4.54%	5,309,446	4.63%	5,243,534	4.76%	4,492,106	4.87%	4,264,680	5.05%
Total interest earning assets	$6,916,234	4.02%	$6,861,791	4.08%	$6,811,671	4.16%	$5,848,671	4.25%	$5,550,902	4.43%
Other assets	680,435		671,482		705,869		554,355		503,124
Total assets	$7,596,669		$7,533,273		$7,517,540		$6,403,026		$6,054,026

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,419,458	0.15%	$1,360,067	0.15%	$1,402,429	0.15%	$1,190,555	0.14%	$1,149,248	0.14%
NOW deposit accounts	925,544	0.13%	877,387	0.13%	927,037	0.19%	799,219	0.23%	752,737	0.25%
Savings deposits	973,650	0.08%	984,093	0.09%	983,413	0.09%	770,559	0.08%	694,226	0.08%
Time deposits	1,042,710	1.07%	1,081,549	1.09%	1,136,511	1.10%	1,015,711	1.26%	1,006,581	1.31%
Total interest bearing deposits	$4,361,362	0.35%	$4,303,096	0.37%	$4,449,390	0.39%	$3,776,044	0.45%	$3,602,792	0.48%
Short-term borrowings	338,476	0.20%	383,238	0.24%	229,906	0.12%	168,783	0.10%	150,372	0.10%
Junior subordinated debentures	101,196	2.14%	101,196	2.16%	101,196	2.22%	82,295	2.11%	75,422	2.17%
Long-term debt	308,969	3.29%	309,069	3.29%	355,702	3.41%	382,177	3.83%	367,312	3.93%
Total interest bearing liabilities	$5,110,003	0.55%	$5,096,599	0.57%	$5,136,194	0.62%	$4,409,299	0.76%	$4,195,898	0.80%
Demand deposits	1,595,145		1,559,506		1,496,486		1,283,737		1,210,440
Other liabilities	84,730		82,896		78,660		67,297		68,477
Stockholders' equity	806,791		794,272		806,200		642,693		579,211
Total liabilities and stockholders' equity	$7,596,669		$7,533,273		$7,517,540		$6,403,026		$6,054,026

Interest rate spread		3.47%		3.51%		3.54%		3.49%		3.63%
Net interest margin		3.61%		3.65%		3.69%		3.68%		3.83%

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
AVERAGE YEAR-END BALANCE SHEETS
(unaudited, dollars in thousands)

	Average		Yield/	Average		Yield/
	Balance	Interest	Rates	Balance	Interest	Rates
Twelve Months ended December 31,	2013			2012
ASSETS:
Short-term interest bearing accounts	$30,522	$116	0.38%	$66,207	$179	0.27%
Securities available for sale (1)(2)	1,349,887	27,357	2.03%	1,177,969	28,904	2.45%
Securities held to maturity (1)	88,193	3,692	4.19%	65,582	3,583	5.46%
Investment in FRB and FHLB Banks	37,998	1,771	4.66%	28,358	1,378	4.86%
Loans and leases (3)	5,106,607	239,572	4.69%	4,053,420	209,370	5.17%
Total interest earning assets	$6,613,207	$272,508	4.12%	$5,391,536	$243,414	4.51%
Other assets	653,432			483,248
Total assets	$7,266,639			$5,874,784

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,343,801	2,004	0.15%	$1,116,583	$2,054	0.18%
NOW deposit accounts	882,629	1,468	0.17%	709,889	1,854	0.26%
Savings deposits	929,226	789	0.08%	680,092	522	0.08%
Time deposits	1,069,228	12,029	1.13%	993,117	14,418	1.45%
Total interest bearing deposits	$4,224,884	$16,290	0.39%	$3,499,681	$18,848	0.54%
Short-term borrowings	280,848	515	0.18%	165,742	188	0.11%
Trust preferred debentures	96,536	2,084	2.16%	75,422	1,730	2.29%
Long-term debt	338,697	11,755	3.47%	368,270	14,428	3.92%
Total interest bearing liabilities	$4,940,965	$30,644	0.62%	$4,109,115	$35,194	0.86%
Demand deposits	1,484,193			1,139,896
Other liabilities	78,455			64,551
Stockholders' equity	763,026			561,222
Total liabilities and stockholders' equity	$7,266,639			$5,874,784
Net interest income (FTE)		241,864			208,220
Interest rate spread			3.50%			3.65%
Net interest margin			3.66%			3.86%
Taxable equivalent adjustment		3,785			4,017
Net interest income		$238,079			$204,203

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES
(unaudited, dollars in thousands)

						2013
	2013				2012	Acquired
	4th Q	3rd Q	2nd Q	1st Q	4th Q	Balances *
Residential real estate mortgages	$1,041,637	$1,028,158	$1,001,642	$996,925	$651,107	$333,105
Commercial	859,026	849,095	867,513	829,766	694,799	179,672
Commercial real estate mortgages	1,328,313	1,302,978	1,241,271	1,233,763	1,072,807	117,752
Real estate construction and development	93,247	116,662	152,548	136,402	123,078	-
Agricultural and agricultural real estate mortgages	112,035	110,113	107,565	107,023	112,687	-
Consumer	1,352,638	1,327,203	1,284,888	1,253,645	1,047,856	200,470
Home equity	619,899	633,022	635,283	637,509	575,282	73,474
Total loans	$5,406,795	$5,367,231	$5,290,710	$5,195,033	$4,277,616	$904,473

*	Balances are as of Alliance acquisition date of March 8, 2013